SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
April 30, 1997



FIRST FORTIS LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Charter)




New York                    33-71690                    13-2699219
(State or Other             (Commission                 (IRS Employer
Jurisdiction of             File Number)                ID No.)
Incorporation)


220 Salina Meadows Parkway, Suite 225,
Syracuse, New York  13220
(Addresses of Principal Executive Offices, including
Zip Code)

(315) 451-0066
(Registrant's Telephone Number, including Area Code)
Item 1.       Changes in Control of Registrant.

Effective April 30, 1997, Fortis, Inc., a corporation organized under the laws of the State of Nevada
("Purchaser"), purchased 100,000 shares (the "Shares") of the common stock, $20.00 par value per share, of First Fortis Life Insurance Company ("Registrant") from
Fortis AMEV N.V., a corporation organized under the laws of The Netherlands ("Seller"). The Shares represent 100% of the outstanding capital stock of Registrant. The purchase price for the Shares was $33,042,000, and the source of such funds was a capital contribution to purchaser from its direct parent corporation, AMEV/VSB 1990 N.V. The acquisition of the Shares was effected pursuant to the terms of the Stock
Purchase Agreement dated as of April 18, 1997 by and between Purchaser and Seller (the "Purchase
Agreement").

Purchaser is indirectly owned 50% by Seller and 50% by Fortis AG S.A., a corporation organized under the laws of Belgium. The Insurance Department of the State of
New York approved the change of control of the Registrant in a letter dated March 25, 1997.

The foregoing is qualified in its entirety by reference to the Purchase Agreement which is hereby incorporated by reference herein.


Item 7.       Financial Statements, Pro Forma Financial
              Information, and Exhibits.

(C)Exhibits

2 Stock Purchase Agreement, dated April 18, 1997, by and between Purchaser and Seller.

SIGNATURE


Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FIRST FORTIS LIFE INSURANCE COMPANY
(Registrant)



By:           /s/ Terry J. Kryshak
Name:         Terry J. Kryshak
Title:        Chief Administrative Officer

Date:  May 7, 1997

EXHIBIT 2

STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated April 18, 1997, by and between FORTIS, INC., a corporation organized under the laws of the State of Nevada ("Purchaser"), and FORTIS AMEV N.V., a corporation organized under the laws of The Netherlands
("Seller").

WHEREAS, Seller owns all of the issued and outstanding common stock of First Fortis Life Insurance Company, a life insurance company organized under the laws of the State of New York ("FFLIC"); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase, all of such shares;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Transfer of Shares. Seller agrees to sell, convey and transfer to Purchaser all of its right, title and interest in and to 100,000 shares of the common stock, $20 par value per share, of FFLIC (the "Shares"), evidenced by stock certificate number 1, and Purchaser agrees to purchase such Shares. The consummation of this Agreement shall take place as soon as practicable after the execution of this Agreement by both parties and all necessary governmental approvals are obtained.

2. Purchase Price. The purchase price for the Shares will be U.S. $33,042,000 (the "Purchase Price"). The parties acknowledge that the Purchaser will obtain the funds to pay the Purchase Price from its corporate parent, AMEV/VSB 1990 N.V., which will make a capital contribution to Purchaser in such amount, effective on the date of consummation of this Agreement. The parties further acknowledge that, in the interest of convenience, Purchaser will direct AMEV/VSB 1990 N.V.
to pay such funds directly to Seller, effective on the date of consummation of this Agreement.

3. Clear Title. Seller represents and warrants to Purchaser that the Shares constitute all of the issued and outstanding capital stock of FFLIC, and that Seller is hereby selling, conveying and transferring the Shares to Purchaser free and clear of any and all liens, claims, charges, security interests, restrictions, options and encumbrances whatsoever.

4. Governing Law. Regardless of the place or places where this Agreement may be executed or delivered, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for its conflicts of laws principles.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have caused this Agreement to executed by their duly authorized officers as set forth below.


FORTIS, INC.

By:           /s/  J. Kerry Clayton
Name:         J. Kerry Clayton
Title:        Executive Vice President



FORTIS AMEV N.V.

By:           /s/ J.L.M. Bartelds
Name:         J.L.M. Bartelds
Title:        Chairman Executive Board

By:           /s/ B.J.H.S. Feilzer
Name:         B.J.H.S. Feilzer
Title:        Vice-Chairman Executive Board